FOR IMMEDIATE RELEASEExhibit 99.1
August 9, 2022

Novanta Announces Financial Results
for the Second Quarter 2022

•	Second Quarter 2022 GAAP Revenue increased 29% to $215 million
•	Second Quarter 2022 GAAP Consolidated Net Income of $17.5 million
•	Second Quarter 2022 GAAP Diluted Earnings Per Share increased 48% to $0.49
•	Second Quarter 2022 Adjusted Earnings Per Share increased 26% to $0.78
•	Second Quarter 2022 Adjusted EBITDA of $45.0 million
•	Raises Full Year Guidance

BEDFORD, Mass., August 9, 2022 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2022.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	July 1,	July 2,
	2022	2021
GAAP
Revenue	$215.4	$167.5
Operating Income	$23.3	$16.0
Consolidated Net Income	$17.5	$11.7
Diluted EPS	$0.49	$0.33
Non-GAAP*
Adjusted Operating Income	$36.7	$28.7
Adjusted Diluted EPS	$0.78	$0.62
Adjusted EBITDA	$45.0	$37.0

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta achieved exceptionally strong financial results in the second quarter, with double-digit growth for sales, Adjusted EBITDA, and EPS,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “Customer demand continues to be healthy across our medical and advanced industrial application areas, with bookings up 25% year over year, giving us a new record level of backlog at $653 million. The diversification of our portfolio is helping us to navigate through the ongoing macroeconomic environment difficulties, and we continue to expand in attractive application areas with outstanding progress in our design wins.”

Second Quarter

During the second quarter of 2022, Novanta generated GAAP revenue of $215.4 million, an increase of $47.8 million, or 28.6%, versus the second quarter of 2021. The Company’s acquisition activities resulted in an increase in revenue of $34.9 million, or 20.9%, compared to the second quarter of 2021. Changes in foreign currency exchange rates year over year adversely impacted our revenue by $8.6 million, or 5.2%, during the second quarter of 2022. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 12.9% for the second quarter of 2022 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the second quarter of 2022, GAAP operating income was $23.3 million, compared to $16.0 million in the second quarter of 2021. GAAP consolidated net income was $17.5 million in the second quarter of 2022, compared to $11.7 million in the second quarter of 2021. GAAP diluted earnings per share (“EPS”) was $0.49 in the second quarter of 2022, compared to $0.33 in the second quarter of 2021.

Adjusted Diluted EPS was $0.78 in the second quarter of 2022, compared to $0.62 in the second quarter of 2021. The Company ended the second quarter of 2022 with 35.9 million diluted weighted average shares outstanding. Adjusted EBITDA was $45.0 million in the second quarter of 2022, compared to $37.0 million in the second quarter of 2021.

Operating cash flow for the second quarter of 2022 was $24.1 million. The Company completed the second quarter of 2022 with approximately $407.4 million of total debt and $100.5 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $312.3 million.

Financial Guidance

“Our strong first half performance gives us confidence to raise our outlook for the full year. For the third quarter, we expect to maintain momentum with strong double-digit revenue growth due to our consistently strong customer demand and record levels of backlog.” said Matthijs Glastra. “Our teams are working diligently to counteract the continued supply chain constraints, inflationary pressures, and foreign exchange challenges, yet we continue to see a strong full year, despite the macroeconomic environment.”

For the third quarter of 2022, the Company expects GAAP revenue of approximately $214 million to $216 million, demonstrating reported growth of 20% to 22%. The Company expects Adjusted Gross Profit Margin to be approximately 46.0%. The Company expects Adjusted EBITDA to be in the range of $43.5 million to $45.5 million and Adjusted Diluted EPS to be in the range of $0.71 to $0.76. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the full year 2022, the Company expects GAAP revenue of approximately $848 million to $852 million, demonstrating reported growth of 20% to 21%. The Company expects Adjusted Gross Profit Margin to be approximately 46.0%. The Company expects Adjusted EBITDA to be in the range of $177 million to $180 million and Adjusted Diluted EPS to be in the range of $2.96 to $3.02. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestitures and related expenses; acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, August 9, 2022 at 10:00 a.m. ET to discuss these results and to provide a business update.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, October 3, 2022.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Consolidated Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Consolidated Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margins are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the third quarter and full year; statements regarding the COVID-19 pandemic; expectations for our end markets and market position; expectations regarding our ability to mitigate supply chain disruptions; inflationary pressures; expectations regarding the benefits of recent acquisitions; expectations regarding our design win and customer order activities and long-term prospects in our medical and advanced industrial end-markets; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; risks associated with the COVID-19 pandemic and other events outside our control; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate, introduce new products timely, and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our and our third-party providers’ information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Environmental, Social and Governance policies and practices; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; our reliance on original equipment manufacturer customers; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our future filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	July 1,	July 2,
	2022	2021
Revenue	$215,356	$167,523
Cost of revenue	120,111	95,117
Gross profit	95,245	72,406
Operating expenses:
Research and development and engineering	21,588	16,954
Selling, general and administrative	40,538	31,240
Amortization of purchased intangible assets	7,173	3,586
Restructuring, acquisition, and related costs	2,655	4,634
Total operating expenses	71,954	56,414
Operating income	23,291	15,992
Interest income (expense), net	(2,757)	(1,378)
Foreign exchange transaction gains (losses), net	152	(76)
Other income (expense), net	68	(97)
Income before income taxes	20,754	14,441
Income tax provision (benefit)	3,275	2,777
Consolidated net income	$17,479	$11,664

Earnings per common share:
Basic	$0.49	$0.33
Diluted	$0.49	$0.33

Weighted average common shares outstanding—basic	35,609	35,374
Weighted average common shares outstanding—diluted	35,933	35,763

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	July 1,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$100,489	$117,393
Accounts receivable, net	129,808	115,617
Inventories	153,887	125,657
Prepaid expenses and other current assets	15,183	15,158
Total current assets	399,367	373,825
Property, plant and equipment, net	87,924	87,439
Operating lease assets	45,575	48,338
Intangible assets, net	193,499	220,989
Goodwill	466,411	479,500
Other assets	13,067	17,792
Total assets	$1,205,843	$1,227,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,678	$5,097
Accounts payable	77,351	68,514
Accrued expenses and other current liabilities	116,371	110,327
Total current liabilities	198,400	183,938
Long-term debt	402,679	429,361
Operating lease liabilities	42,580	45,700
Other long-term liabilities	30,015	47,593
Total liabilities	673,674	706,592
Stockholders’ Equity:
Total stockholders’ equity	532,169	521,291
Total liabilities and stockholders’ equity	$1,205,843	$1,227,883

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 1,	July 2,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$17,479	$11,664
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	13,811	9,875
Share-based compensation	5,081	5,035
Deferred income taxes	(4,364)	269
Other	3,017	1,638
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	(8,678)	248
Inventories	(18,581)	(6,320)
Other operating assets and liabilities	16,296	6,337
Net cash provided by (used in) operating activities	24,061	28,746
Cash flows from investing activities:
Purchases of property, plant and equipment	(5,795)	(5,375)
Net cash provided by (used in) investing activities	(5,795)	(5,375)
Cash flows from financing activities:
Repayments under term loan and revolving credit facilities	(1,193)	(1,361)
Payments of debt issuance costs	(359)	—
Payments of withholding taxes from share-based awards	(1,744)	(156)
Repurchases of common shares	(10,000)	—
Payment of contingent consideration related to an acquisition	—	(1,401)
Other financing activities	(148)	(141)
Net cash provided by (used in) financing activities	(13,444)	(3,059)
Effect of exchange rates on cash and cash equivalents	(3,138)	(21)
Increase (decrease) in cash and cash equivalents	1,684	20,291
Cash and cash equivalents, beginning of period	98,805	113,562
Cash and cash equivalents, end of period	$100,489	$133,853

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 1,	July 2,
	2022	2021
Revenue
Photonics	$69,461	$62,357
Vision	65,516	63,447
Precision Motion	80,379	41,719
Total	$215,356	$167,523

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	July 1,	July 2,
	2022	2021
Photonics
Gross Profit (GAAP)	$31,182	$29,593
Gross Profit Margin (GAAP)	44.9%	47.5%
Amortization of intangible assets	628	784
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$31,810	$30,377
Adjusted Gross Profit Margin (Non-GAAP)	45.8%	48.7%

Vision
Gross Profit (GAAP)	$26,535	$24,443
Gross Profit Margin (GAAP)	40.5%	38.5%
Amortization of intangible assets	1,232	1,518
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$27,767	$25,961
Adjusted Gross Profit Margin (Non-GAAP)	42.4%	40.9%

Precision Motion
Gross Profit (GAAP)	$38,864	$20,874
Gross Profit Margin (GAAP)	48.4%	50.0%
Amortization of intangible assets	1,476	680
Acquisition fair value adjustments	160	—
Adjusted Gross Profit (Non-GAAP)	$40,500	$21,554
Adjusted Gross Profit Margin (Non-GAAP)	50.4%	51.7%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,336)	$(2,504)
Amortization of intangible assets	—	—
Employee COVID-19 testing costs	39	1,473
Adjusted Gross Profit (Non-GAAP)	$(1,297)	$(1,031)

Novanta Inc.
Gross Profit (GAAP)	$95,245	$72,406
Gross Profit Margin (GAAP)	44.2%	43.2%
Amortization of intangible assets	3,336	2,982
Acquisition fair value adjustments	160	—
Employee COVID-19 testing costs	39	1,473
Adjusted Gross Profit (Non-GAAP)	$98,780	$76,861
Adjusted Gross Profit Margin (Non-GAAP)	45.9%	45.9%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended July 1, 2022
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$23,291	10.8%	$20,754	$3,275	15.8%	$17,479	$0.49
Non-GAAP Adjustments:
Amortization of intangible assets	10,509	4.9%	10,509
Restructuring costs	610	0.3%	610
Acquisition and related costs	2,045	0.9%	2,045
Acquisition inventory fair value adjustments	160	0.1%	160
Employee COVID-19 testing costs	39	0.0%	39
Foreign exchange transaction (gains) losses, net			(152)
Tax effect on non-GAAP adjustments				2,673
Non-GAAP tax adjustments				81
Total non-GAAP adjustments	13,363	6.2%	13,211	2,754		10,457	0.29

Adjusted results (Non-GAAP)	$36,654	17.0%	$33,965	$6,029	17.8%	$27,936	$0.78

Weighted average shares outstanding - Diluted							35,933

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended July 2, 2021
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$15,992	9.5%	$14,441	$2,777	19.2%	$11,664	$0.33
Non-GAAP Adjustments:
Amortization of intangible assets	6,568	3.9%	6,568
Restructuring costs	1,165	0.7%	1,165
Acquisition and related costs	3,469	2.1%	3,469
Employee COVID-19 testing costs	1,473	0.9%	1,473
Foreign exchange transaction (gains) losses, net			76
Tax effect on non-GAAP adjustments				2,518
Non-GAAP tax adjustments				(347)
Total non-GAAP adjustments	12,675	7.6%	12,751	2,171		10,580	0.29

Adjusted results (Non-GAAP)	$28,667	17.1%	$27,192	$4,948	18.2%	$22,244	$0.62

Weighted average shares outstanding - Diluted							35,763

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

   Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	July 1,	July 2,
	2022	2021
Consolidated Net Income (GAAP)	$17,479	$11,664
Consolidated Net Income Margin	8.1%	7.0%
Interest (income) expense, net	2,757	1,378
Income tax provision (benefit)	3,275	2,777
Depreciation and amortization	13,811	9,875
Share-based compensation	5,081	5,035
Restructuring, acquisition, and related costs	2,655	4,634
Acquisition fair value adjustment	160	-
Employee COVID-19 testing costs	39	1,473
Other, net	(220)	173
Adjusted EBITDA (Non-GAAP)	$45,037	$37,009
Adjusted EBITDA Margin (Non-GAAP)	20.9%	22.1%

Organic Revenue Growth (Non-GAAP):

Three Months Ended July 1, 2022
Compared to
Three Months Ended July 2, 2021
Reported Revenue Growth/(Decline) (GAAP)	28.6%
Less: Change attributable to acquisitions	20.9%
Plus: Change due to foreign currency	5.2%
Organic Revenue Growth/(Decline) (Non-GAAP)	12.9%

Net Debt (Non-GAAP):

	July 1,	December 31,
	2022	2021
Total Debt (GAAP)	$407,357	$434,458
Plus: Deferred financing costs	5,436	4,126
Gross Debt	412,793	438,584
Less: Cash and cash equivalents	(100,489)	(117,393)
Net Debt (Non-GAAP)	$312,304	$321,191

Free Cash Flow (Non-GAAP):

	Three Months Ended
	July 1,	July 2,
	2022	2021
Net Cash Provided by Operating Activities (GAAP)	$24,061	$28,746
Less: Purchases of property, plant and equipment	(5,795)	(5,375)
Plus: Proceeds from sale of property, plant and equipment	—	—
Free Cash Flow (Non-GAAP)	$18,266	$23,371
Consolidated Net Income (GAAP)	$17,479	$11,664
Net Cash Provided by Operating Activities as a Percentage of Consolidated Net Income	137.7%	246.5%
Free Cash Flow as a Percentage of Consolidated Net Income	104.5%	200.4%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses. Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the COVID-19 pandemic and have had a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, and costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excluded restructuring, acquisition, and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, and restructuring, acquisition and related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company excludes write-off of unamortized deferred financing costs because they only arise in certain specific situations when the Company’s existing credit agreement is terminated or modified. The Company also excluded foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Consolidated Net Income

The calculation of Adjusted Consolidated Net Income is displayed in the tables above.  Because income before income taxes is included in determining Consolidated Net Income, the calculation of Adjusted Consolidated Net Income also excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, write-off of unamortized deferred financing costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Consolidated Net Income is used in the calculation of diluted EPS, Adjusted Diluted EPS excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, write-off of unamortized deferred financing costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Consolidated Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, acquisition fair value adjustments, other non-operating (income) expense items, including foreign exchange transaction (gains) losses, write-off of unamortized deferred financing costs, and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Consolidated Net Income is defined as Free Cash Flow divided by Consolidated Net Income.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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